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                                                                    Exhibit 10.1

                           EXCLUSIVE LICENSE AGREEMENT

          This Exclusive License Agreement ("Agreement") is made as of this day of January, 2000 (the "Effective Date") by and between ABBOTT LABORATORIES, a company organized under the laws of the State of Illinois, with its principal office at 100 Abbott Park Road, Abbott Park, IL 60064 ("Abbott") and AMERICAN BIOGENETIC SCIENCES, INC., a company organized under the laws of the State of Delaware, with its principal office at 1375 Akron Street, Copiague, N.Y. 11726 ("ABS").

                                   WITNESSETH

         WHEREAS, ABS is the holder of certain patent applications and patents ("Patents," as more fully defined below) relating to Compound (as defined below);

         WHEREAS, ABS also possesses proprietary Know-How (as defined below) relating to the Compound and/or Product (as defined below);

         WHEREAS, Abbott wishes to obtain, and ABS wishes to grant to Abbott and its Affiliates (as defined below), an exclusive license in the Territory under the Patents and Know-How for the development and commercialization of Product;

         NOW THEREFORE, in consideration of the mutual obligations and promises as set forth herein, the parties do hereby agree as follows:

         1. DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

         1.1 "ABS'S TECHNOLOGY" means the Patents and Know-How, including all Improvements developed by ABS.

         1.2 "AFFILIATE" means any corporation, company, partnership, joint venture and/or firm which controls, is controlled by, or is under common control of either party hereto. For purposes of this definition, control shall mean direct or indirect ownership of at least fifty percent (50%) of the stock or participating shares entitled to vote for the election of directors.

         1.3 "COMBINATION PRODUCT" means a pharmaceutical product that is comprised in part of Product and in part of one or more other active agents in any configuration, formulation or combination.

         1.4 "COMPOUND" means ABS-103, (***).

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     ***Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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         1.5 "CONFIDENTIAL INFORMATION" means any and all information or data relating to the Compound and/or Product which a party discloses to the other party, its employees or representatives, or is conceived or reduced to practice during the Term by either party or by a third party conducting feasibility and evaluation studies for Abbott, whether in writing, orally or by observation, including, without limitation, all scientific, clinical, technical, commercial, financial and business information and Know-How, and other information or data considered confidential in nature, except any portion thereof which:

                  (i) is known to the receiving party at the time of disclosure and documented by written records made prior to the date of this Agreement;

                  (ii) is subsequently disclosed to the receiving party without any obligations of confidence by an unaffiliated third person who has not obtained it directly or indirectly from the other party and who has the right to make such disclosure;

                  (iii) becomes patented, published or otherwise part of the public domain as a result of acts by an unaffiliated third person obtaining such information as a matter of right;

                  (iv) is independently developed by or for the receiving party by person(s) having no knowledge of or access to such information and without breach of any confidentiality obligation as evidenced by its written records; or

                  (v) is required to be disclosed by legal, regulatory, statutory or governmental process or authorities, provided in each case the party disclosing information promptly informs the other and uses its best efforts to limit the disclosure and to maintain confidentiality to the maximum extent possible and permits the other party to attempt by appropriate legal means to limit such disclosure.

                  The parties agree that the contents of and the Exhibits to this Agreement shall constitute Confidential Information.

         1.6 "EFFECTIVE DATE" shall have the meaning ascribed to such term in the opening paragraph of this Agreement.

         1.7 "FDA" means the United States Food and Drug Administration or any successor entity and its equivalent in other countries of the Territory.

         1.8 "FIRST COMMERCIAL SALE" means the first sale of Product in the Territory by Abbott, its Affiliates (or their sublicensee) to any unaffiliated third party as evidenced by the selling party's invoice or other relevant document to such third party. A sale to an unaffiliated third party shall not include quantities delivered solely for research purposes, for clinical trials or quantities distributed as samples or promotions.

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         1.9 "IMPROVEMENTS" means all additions, developments, modifications, enhancements and adaptations (i) which directly relate to the Compound, the Product or any formulation thereof, (ii) which come into existence during the Term, and (iii) which are conceived or reduced to practice during the Term.

         1.10 "IND" means an investigational new drug application filed with the FDA or an equivalent application in other countries of the Territory, in order to commence human clinical testing of a drug or biologic. An IND together with all supplemental filings referencing the initial IND filing shall be deemed one and the same IND for all purposes of this Agreement.

         1.11 "KNOW-HOW" means any proprietary technology (other than the Patents) owned by or licensed (with a right of sublicense) to ABS during the Term relating to the Compound and/or Product, including all trade secrets and any other technical information relating to design, development, use or sale.

         1.12 "LIABILITIES" shall have the meaning ascribed to such term in
Section 5.2 of this Agreement.

         1.13 "MAJOR MARKET COUNTRY" means (***).

         1.14 "NDA" means an application (whether original, supplementary or abbreviated) to the FDA, or an equivalent application in other countries of the Territory, for approval by the FDA or the equivalent governmental agencies in other countries of the Territory, necessary for the commercial sale of a product in such country. An NDA, together with all supplemental filings referencing the initial NDA filing shall be deemed one and the same NDA for all purposes of this Agreement.

         1.15 "NET SALES" means gross sales of the Product covered by the claims of a composition of matter, formulation, therapeutic use or process of manufacture patent, sold by Abbott, its Affiliates and sub-licensees to unrelated third parties, in arm's length transactions, including but not limited to, pharmaceutical wholesalers, pharmacies, hospitals or dispensing physicians, less any of the following charges or expenses that are incurred in connection with gross sales of the Product during the term of this Agreement:

                  (i) discounts, including cash discounts, customary trade allowances or rebates actually taken, governmental rebates, charge-backs, and group purchasing management fees for formulary access;

                  (ii) credits or allowances given or made for retroactive price reductions, rejection, recall or return of previously sold Product actually taken;

                  (iii) any tax or government charge (including any tax such as a value added or similar tax or government charge) levied on the sale, transportation or

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     ***Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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                           delivery of Product when included on the invoice or
                           other written document between the parties;

                  (iv) freight, postage, transportation, insurance and duties on shipment of Product when included on the invoice or other written document between the parties; and

                  (v) provisions for uncollectible accounts determined in accordance with generally accepted accounting principles consistently applied to all products sold by the seller of Product.

                  Net Sales shall not include quantities of Product distributed for research, testing, pre-clinical, clinical, development or as promotional samples or free goods. With respect to a Combination Product, Net Sales of such Combination Product shall first be calculated in accordance with Net Sales of Product above, and then the Net Sales of such Combination Product shall be determined on a country-by-country basis as follows:

                  (i) multiply the Net Sales of such Combination Product by the fraction A/(A+B), where A is the total of the average selling price of Product which contains the Compound as its sole active ingredient and B is the total of the average selling prices in such country of pharmaceutical product(s) which contain each of the other active ingredients as their sole active ingredient; or

                  (ii) if either the average selling price of the Product which contains the Compound as its sole active ingredient or the average selling price of all of the other pharmaceutical products which contain each of the other active ingredients in such Combination Product is not available, multiply the Net Sales of such Combination Product by a percentage, determined by mutual agreement of the parties, which represents the proportionate economic value of the Compound relative to the economic value contributed by all other active ingredients in such Combination Product. If the parties cannot agree, then the alternative dispute resolution procedure set forth on Exhibit C shall be used to determine the matter.


         1.16 "PATENTS" means the patent applications and patents listed in Exhibit A hereto and any and all other patents and patent applications, including foreign equivalents, and any and all substitutions, extensions, additions, reissues, reexaminations, renewals, divisions, continuations, continuations-in-part or supplementary protection certificates owned by or licensed to (with the right to sublicense) ABS during the Term relating to the Compound and/or the Product.

         1.17 "PRODUCT" means any pharmaceutical formulation containing the Compound as an active ingredient, and any Improvement.


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         1.18 "REGULATORY APPROVAL" means all governmental approvals and authorizations necessary for the manufacture and commercial sale of the Product in a country of the Territory, including, but not limited to, marketing authorization, pricing approval and pricing reimbursement, as applicable.

         1.19 "ROYALTY PERIOD" shall have the meaning ascribed to such term in Exhibit F of this Agreement.


         1.20 "TERM" means the period commencing on the Effective Date and terminating as set forth in Article 7 below.

         1.21 "TERRITORY" means the entire world.

         1.22 "TRADEMARK" means any trademark registered, owned and chosen for Product by Abbott in any country of the Territory.

         2. LICENSE GRANT; DOCUMENTATION; RELATIONSHIP; SUPPLY; EXCLUSIVITY.

         2.1 LICENSE GRANT: ABS hereby grants to Abbott and its Affiliates an exclusive right and license in the Territory and under ABS's Technology, and for all indications with the right to grant sublicenses, to: (i) research, develop, apply for and obtain Regulatory Approvals, all as may be required to manufacture and commercialize Compound and Product; and (ii) make, have made, register, use, import/export, market, offer to sell and sell Compound and Product. Such license shall be exclusive to Abbott, its Affiliates and its sublicensees and shall operate to exclude all others, including ABS, within the Territory.

         2.2 DOCUMENTATION AND MATERIALS: Within thirty (30) days following the Effective Date, ABS shall convey to Abbott all existing information under ABS's and its Affiliates' control involving the Compound including, but not limited to, all Know-How in the possession of ABS, its Affiliates and agents, involving:

                  (a) Results of prior sponsored research or research performed by ABS outside of this Agreement.

                  (b)      Patents.

                  (c)      Clinical research and development.

                  (d)      Requirements for Regulatory Approval.

                 Thereafter, and continuing throughout the Term, ABS shall promptly convey to Abbott all additional Know-How developed and/or acquired by ABS, its Affiliates and agents,


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and information of a like nature as and when generated by ABS, its Affiliates and agents in connection with the Compound.

         2.3 NON-DISCLOSURE: ABS, on behalf of itself and its Affiliates, hereby covenants that it shall not, during the Term, disclose Confidential Information except in furtherance of this Agreement or enter into any discussions for a business relationship with any third party regarding ABS's Technology which would conflict with the license granted to Abbott herein, nor take any action, or commit any omission, which could have the effect of materially diminishing the value of ABS's Technology.

         2.4 SUPPLY OF COMPOUND: At the request of Abbott, ABS shall provide Abbott with a sufficient supply of Compound, having an optical purity (***) to enable Abbott to conduct its feasibility and evaluation studies. The initial schedule of required deliveries is set forth on Exhibit B attached hereto. The price for such Compound supplied by ABS shall be (***). Except with respect to the quantities set forth in Exhibit B, nothing contained in this
Section 2.4 shall prevent Abbott from purchasing Compound from a third party manufacturing source or from manufacturing Compound itself.

         2.5 ALTERNATIVE COMPOUNDS: (***).

         2.6 EXCLUSIVITY: During the Term, ABS and its Affiliates shall not undertake any development or commercialization activities related to the use of any (***). Abbott shall have the exclusive right to work with ABS and its Affiliates on development or commercialization of (***) during the Term and any inquiries that ABS or its Affiliates shall receive during the Term with respect to these fields shall be referred to Abbott. (***). As soon as practicable following the Effective Date, ABS and its Affiliates shall identify any existing collaborations with respect


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     ***Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

to the Compound and during the Term, ABS and its Affiliates shall not conduct any activities with the Compound.

         3. EXECUTION FEE, EQUITY INVESTMENT, MILESTONE PAYMENTS AND ROYALTIES.

         3.1. EXECUTION FEE: Abbott shall pay to ABS Five Hundred Thousand Dollars ($500,000) within ten (10) days after the Effective Date.

         3.2 EQUITY INVESTMENT: Within ten (10) days after the Effective Date, Abbott will make an equity investment in ABS of One Million Five Hundred Thousand Dollars ($1,500,000) by purchasing from ABS unregistered shares of Class A Common Stock at the average of the closing market prices for the period measured by the twenty (20) trading days immediately preceding the Effective Date (but not including the Effective Date itself). Abbott's equity investment in ABS shall be documented by a Stock Purchase Agreement and a Registration Rights Agreement executed by the parties of even date herewith and attached to this Agreement as Exhibits D and E, respectively.

         3.3 (***).

         3.4 ROYALTIES:

                  (a) Abbott shall make royalty payments to ABS as set forth in Exhibit F.

                  (b) ROYALTY REPORTS AND PAYMENTS. Beginning with the First Commercial Sale anywhere in the Territory, within forty-five (45) days after the end of each calendar quarter, Abbott shall prepare and deliver to ABS a report detailing the calculation of Net Sales in (***), on a (***), for such just ended quarter along with the calculation of royalties due thereon pursuant to Section 3.4(a) above. Each report shall be accompanied by full payment in US dollars of the royalties shown thereon to be due. In the event that conversion from foreign currency is required in calculating a royalty payment hereunder, the exchange rate used shall be the ratio in effect at the end of the last business day of the applicable quarter for which royalties are calculated, as reported by the Wall Street Journal.


                  (c) BOOKS AND RECORDS/AUDIT RIGHTS. Abbott shall keep books and records accurately showing all Products manufactured, used or sold under the terms of this Agreement. Such books and records shall be open to inspection by representatives of ABS solely for the purposes of determining the correctness of the royalties paid under this Agreement. Such audit, conducted no more than one time per calendar year, shall be during normal business hours after reasonable advance notice and subject


                                      -7-

-----------
     ***Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                           to suitable confidentiality provisions. In the event an audit shows a deficiency to be due, Abbott shall immediately pay such deficiency along with the reasonable costs and expense of the audit if the deficiency is more than ten percent (10%) of the amount due during such audited period. If the audit shows that an excess was paid, Abbott shall be entitled to deduct the amount of such excess from the payment due for the next calendar quarter. Such books and records shall be preserved for a period of at least three (3) years after the date of the royalty payment to which they pertain, and no audit may be conducted with respect to royalties due in any calendar year that is more than two (2) years preceding the calendar year in which the audit is being conducted. Books and records for a given calendar year may only be audited once.

                  (d) WITHHOLDING TAXES ON ROYALTIES. Where any sum due to be paid to ABS hereunder is subject to any withholding or similar tax, the parties shall use all reasonable efforts to do all such acts and things and to sign all such documents as will enable them to take advantage of any applicable double taxation agreement or treaty. In the event there is no applicable double taxation agreement or treaty, or if an applicable double taxation agreement or treaty reduces but does not eliminate such withholding or similar tax, ABBOTT shall pay such withholding or similar tax to the appropriate government authority, deduct the amount paid from the amount due ABS and secure and send to ABS the best available evidence of such payment sufficient to enable ABS to obtain a deduction for such withheld taxes or obtain a refund thereof.

          3.5 For purposes of this Article 3, Abbott means Abbott, its Affiliates and sublicensees. Abbott shall advise ABS in writing within 30 days of the occurrence of each Milestone as it is achieved.


         4. FEASIBILITY/EVALUATION/MANUFACTURING/MARKETING/OTHER.

         4.1 FEASIBILITY/EVALUATION STUDIES: Abbott shall have sole responsibility for conducting and/or supervising the performance by third parties of feasibility and evaluation studies on the Compound. Abbott shall provide ABS with a copy of all such studies related to the Compound and until the first of the Fourth Milestones is achieved, with semi-annual summary reports providing a synopsis of any experiments performed and the results obtained during the 6 months preceding the report and a general description of the efforts to be undertaken during the following 6 months. ABS and Abbott agree that Abbott shall, at all times, have the right to undertake feasibility and evaluation activities relating to compounds similar to the Compound in parallel with those feasibility and evaluation activities being conducted on the Compound under this Section 4.1.

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         4.2 TERMINATION: If Abbott determines in its reasonable scientific and commercial judgment that the Compound does not have an acceptable profile or a reasonable likelihood of commercial success, Abbott shall have the right to terminate this Agreement upon thirty (30) days written notice, at the end of which the termination shall be effective.

         4.3 MANUFACTURING: Except as provided in Section 2.4 hereof, Abbott and its Affiliates shall have sole responsibility for manufacturing Product or having Product manufactured for it by a third party manufacturer.

         4.4 MARKETING: Abbott shall have sole responsibility for marketing Product, including entering into any co-marketing and/or co-promotion arrangements with third parties, and neither ABS nor its Affiliates shall have any rights to market and/or co-promote the Product.

         4.5 CLINICAL DEVELOPMENT: Abbott shall have sole responsibility for the clinical development of Product and have final decision making authority with regard to all clinical development activities conducted with respect to the Product.

         4.6 (***).

         5. REPRESENTATIONS/WARRANTY/INDEMNITY.

         5.1 REPRESENTATIONS AND WARRANTIES OF ABS: ABS makes the following representations and warranties with respect to this Agreement and ABS's
Technology:

                  (a) CORPORATE POWER AND AUTHORIZATION. ABS represents and warrants that it is duly organized, validly existing and in good standing under the laws of Delaware, that it has full corporate power and authority to enter into this Agreement and to carry out its provisions, and that there are no outstanding agreements, assignments or encumbrances in existence that are inconsistent with the provisions of this Agreement. ABS further represents and warrants that it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder and that the execution, delivery and performance of this Agreement by it does not require the consent, approval or authorization of or notice, filing or registration with any governmental or regulatory agency.

                  (b) TITLE AND VALIDITY OF PATENTS; NO THIRD PARTY RIGHTS. ABS represents and warrants to Abbott that (i) ABS either owns and possesses or controls all right, title and interest in and to ABS's Technology and no third party owns, has acquired or possesses any right, title or interest in or to ABS's Technology;
                           (ii) ABS has valid and complete assignments and/or license rights from each inventor listed on Patents,
                           (iii) ABS is the sole and exclusive licensee of all of (***) and its foreign


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-----------
     ***Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                           counterparts (included in Patents) pursuant to a (***); (iv) ABS has provided Abbott with a true, correct and complete copy of the aforesaid license agreement; (v) there are no defaults or events which, with the lapse of time or otherwise would constitute defaults under the aforesaid license agreement; (vi) the Patents have not knowingly been obtained through any act, omission or representation that would limit or destroy their validity and ABS has no knowledge or information that would materially impact the validity and/or enforceability of the Patents; (vii) there are no actions, threatened or pending before any court or administrative tribunal or body relating to ABS's Technology; (viii) ABS has not granted any third party any rights or license to ABS's Technology and has no agreement to grant any such rights or license;
                           (ix) Exhibit A lists all the patents issued and patent applications filed on or before the Effective Date that are included in the Patents and all of the inventors named in said patents and applications have assigned or are under an obligation to assign or license all of their right, title and interest thereto to ABS; and (x) none of the Patents, as of the Effective Date, has lapsed by reason of abandonment or non-payment of annuities or other fees.

                  (c)      WARRANTY ON EXISTENCE OF PRE-CLINICAL/CLINICAL DATA:
                           ABS represents and warrants that ABS has no knowledge of the existence of any pre-clinical or clinical data or information concerning Product which suggests that there may exist toxicity, safety and/or efficacy concerns which may materially impair the utility and/or safety of the Product.

                  (d)      WARRANTY OWNERSHIP OR INTEREST IN OTHER RELEVANT
                           PATENTS: ABS represents and warrants that the Patents listed on Exhibit A represent all the patents and patent applications owned or exclusively licensed by ABS as of the Effective Date relating to Compound. ABS also represents and warrants that the Patents listed on Exhibit A represent all the patents and patent applications owned or exclusively licensed by ABS as of the Effective Date in the area of bipolar disorder, epilepsy and migraine, except for ABS-205.


         5.2 INDEMNIFICATION BY ABS: ABS shall indemnify, defend and hold Abbott, its Affiliates and sublicensees and their directors, officers, employees and agents harmless from and against any and all liabilities, actions, suits, claims, demands, prosecutions, damages, costs, expenses or money judgments (including reasonable legal fees) (the "LIABILITIES") incurred by or instituted or rendered against Abbott to the extent that such Liabilities result from the willful misconduct or the negligent acts or omissions of ABS or its Affiliates, or ABS's breach of the terms of this Agreement; provided, however, that Abbott shall give ABS notice in writing as


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-----------
     ***Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

soon as practicable of any such claim or lawsuit and shall permit ABS to undertake the defense thereof at ABS's expense. In any such claim or lawsuit:

                  (a) Abbott will cooperate in the defense by providing access to witnesses and evidence available to it. Abbott shall have the right to participate, at its expense, in any defense to the extent that in its judgment Abbott may be prejudiced thereby.

                  (b) With respect to this Agreement, Abbott shall not settle, offer to settle or admit liability in any claim or suit in which Abbott intends to seek indemnification by ABS without the written consent of a duly authorized officer of ABS, which consent shall not be unreasonably withheld.

         5.3 REPRESENTATIONS AND WARRANTIES OF ABBOTT: Abbott makes the following representations and warranties with respect to this Agreement:

                  (a) CORPORATE POWER AND AUTHORIZATION: Abbott represents and warrants that it is duly organized, validly existing and in good standing under the laws of Illinois, that it has full corporate power and authority to enter into this Agreement and to carry out its provisions, and that there are no outstanding agreements, assignments or encumbrances in existence that are inconsistent with the provisions of this Agreement. Abbott further represents and warrants that it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and that the execution, delivery and performance of this Agreement by it does not require the consent, approval or authorization of or notice, filing or registration with any governmental or regulatory agency.

         5.4 INDEMNIFICATION BY ABBOTT: Abbott shall indemnify and hold ABS, its Affiliates and their directors, officers, employees and agents harmless from and against Liabilities incurred by or instituted or rendered against ABS to the extent such Liabilities result from the willful misconduct or the negligent acts or omissions of Abbott or its Affiliates or Abbott's breach of the terms of this Agreement; provided, however, that ABS shall give Abbott notice in writing as soon as practicable of any such claim or lawsuit and shall permit Abbott to undertake the defense thereof at Abbott's expense. In any such claim or lawsuit:

                  (a) ABS will cooperate in the defense by providing access to witnesses and evidence available to it. ABS shall have the right to participate, at its expense, in any defense to the extent that in its judgment ABS may be prejudiced thereby.

                  (b) With respect to this Agreement, ABS shall not settle, offer to settle or admit liability in any claim or suit in which ABS intends to seek indemnification by Abbott without the written consent of a duly


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
                           authorized officer of Abbott, which consent shall not be unreasonably withheld.

         5.5 REPORTABLE OCCURRENCES: Each party warrants that it shall advise the other promptly of any occurrence which is reported or reportable by it to the regulatory authorities relating in any way to the Compound or the Product.

         5.6 LIMITATION: Except for the express warranties in this Article 5, neither party makes any warranties, express or implied, in fact or by operation of law, statutory or otherwise. ABS specifically disclaims any implied warranty of merchantability or fitness for a particular purpose. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY HERETO OR TO ANY THIRD PARTY FOR ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES (INCLUDING LOST OR ANTICIPATED PROFITS RELATING TO THE SAME) ARISING FROM ANY CLAIM RELATING TO THIS AGREEMENT, WHETHER SUCH CLAIM IS BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EVEN IF AN AUTHORIZED REPRESENTATIVE OF SUCH PARTY IS ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SAME.

         5.7 TERM OF INDEMNIFICATION: The obligations of the parties set forth in this Article 5 shall apply during the Term and for a period of seven (7) years thereafter, after which time they shall terminate, except with respect to claims notified to the other party prior to the expiration of the seven (7) year period.

         6. CONFIDENTIALITY AND NON-DISCLOSURE.

         6.1. Neither party shall use or disclose any Confidential Information received by it from the other party pursuant to this Agreement without the prior written consent of the other during the Term. This obligation will continue for a period of seven (7) years after termination of this Agreement or expiration of the Term, whichever is earlier.

         6.2 Each party shall restrict dissemination of Confidential Information to those of its employees, agents and sublicensees (if any) who have an actual need to know and have a legal obligation to protect the confidentiality of such Confidential Information. All Confidential Information disclosed by one party to the other shall remain the sole property of the disclosing party and neither party shall obtain any right of any kind to the Confidential Information disclosed, except as granted under this Agreement.

         6.3 Nothing contained in this Article 6 shall be construed to restrict the parties from disclosing Confidential Information solely to the extent and solely as required:

                  (a)      for regulatory, tax or customs reasons;

                  (b)      for audit purposes;

                  (c)      by court order or other government order or request;
                           or

                  (d) from using such Confidential Information as is reasonably necessary to perform acts permitted by this Agreement, including disclosure by Abbott to third parties undertaking feasibility and evaluation studies, clinical trials and the like on behalf of Abbott.

         6.4 Neither ABS nor its Affiliates shall publish any information relating to the Compound or the Product during the Term. Abbott may publish information relating to the Compound or the Product without obtaining ABS's consent.

         7. TERM.

         7.1. The term of the license to ABS's Technology shall (***).

         7.2. Either party may terminate this Agreement by giving to the other party prior written notice of not less than thirty (30) days in the event the other party shall commit a material breach of this Agreement (ten (10) days, in the case of any payment default), and such breaching party shall fail to cure such breach during the thirty (30) day period or ten (10) day period, as applicable. In the case of a non-monetary breach, the cure period may be extended for such longer period as may reasonably be necessary if cure is not reasonably possible within the initial thirty (30) day period, provided the breaching party continues its diligent efforts to cure. No such cancellation and termination shall release the breaching party from any obligations hereunder incurred prior thereto. It is understood that in the event of a dispute whether a material breach has occurred, the existence of material breach shall be determined using the alternative dispute resolution procedure agreed upon by the parties as set forth on Exhibit C, and that a party's right to terminate this Agreement shall only apply if the breaching party fails to cure such breach in the manner required by the final judgment of the alternative dispute resolution hearing. In the event that this Agreement is terminated for Abbott's material breach, ABS shall be entitled to retain for its own use all funds previously paid by Abbott, together with all studies and information generated hereunder and Abbott shall return all unused Compound previously supplied by ABS. In the event that this Agreement is terminated for ABS's material breach, Abbott shall not be liable for payments not yet due and payable under Article 3 hereof, and Abbott shall be entitled to retain for its own use all studies and information generated hereunder and all Compound previously supplied by ABS.

         7.3 In lieu of Abbott's exercise of its right to terminate this Agreement for a material breach by ABS as provided in Section 7.2 above, Abbott shall have the right to withhold all payments payable under Article 3 until ABS cures such breach. If Abbott elects to exercise said rights to withhold such payments, Abbott shall give ABS sixty (60) days' prior written notice of

-----------
     ***Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

its intention to withhold such payments. The notice shall include a detailed statement describing the nature of the breach. If the breach is capable of being remedied within the sixty (60) day notice period or is capable of remedy but only within an additional sixty (60) day period, then Abbott shall not withhold payment. If the breach is incapable of remedy, or if ABS does not cure the breach within the original sixty (60) days given if the breach is capable of remedy within such time, or cure the breach within the additional sixty (60) days, if applicable, then the withholding of payments shall take effect at the end of the sixty (60) day notice period or sixty (60) day extension, if applicable, and shall continue until the breach by ABS is remedied.

         7.4 Either party may terminate this Agreement on thirty (30) days notice if the other party passes a resolution or the court makes an order for its winding up; or has a receiver or administrator appointed over its business or any of its assets; or is or becomes bankrupt or insolvent; or takes or suffers any analogous action on account of debt; or ceases or threatens to cease to carry on business or the equivalent to any of the above in any jurisdiction. In the event that this Agreement is terminated under this Section 7.4, the terminating party shall be entitled to retain for its own use all studies and information generated hereunder and all Compound previously supplied. Notwithstanding the bankruptcy or insolvency of ABS or the impairment of performance by ABS of its obligations under this Agreement as a result of bankruptcy or insolvency of ABS, Abbott shall be entitled to retain the licenses granted herein, without any further obligation to ABS other than the royalty obligations under Section 3.4 and the other payment obligations under Article 3.

         7.5 (a) Abbott may terminate this Agreement without cause, (***), upon three (3) months prior written notice and, upon such termination Abbott shall pay all payments, milestones or royalties which may have become due prior to the effective date of such termination. ABS shall be entitled to retain for its own use (***).

                  (b) Abbott shall use all commercially reasonable efforts to develop and commercialize the Product on a country-by-country basis using at least that level of effort it would use with its own similar compounds. If there is any material disagreement between the parties concerning whether material efforts towards commercialization have been made, then the matter shall be submitted to alternative dispute resolution pursuant to Exhibit C where remedies for failure to expend such efforts could include a requirement to expend additional efforts to make up for any failures, damages and/or termination of the license rights in the applicable country unless Abbott chooses to undertake such activities and expenses as needed to correct the failure. In determining whether commercially reasonable efforts have been expended, local market and regulatory issues shall be considered. Nothing contained herein shall require Abbott to undertake commercialization where the effect would be to create an adverse financial impact upon the Product or Abbott.

         7.6 Termination of this Agreement shall be without prejudice to any rights of either party against the other which may have accrued up to the date such termination becomes effective.

-----------
     ***Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

      7.7 All causes of action accruing to either party under this Agreement shall survive expiration or termination of this Agreement for any reason.

      7.8 Upon any termination or expiration of this Agreement, each party shall promptly return to the other party all written Confidential Information, and all copies thereof (retaining one copy of the Confidential Information of the other in its confidential files for archival purposes only), which is not covered by a paid-up license or other rights specified herein surviving such termination or expiration.

      8. INFRINGEMENT OF PATENTS BY THIRD PARTY. In the event of an actual or suspected infringement of a Patent by a third party, the following shall apply:


      8.1 NOTICE: Each party shall give the other written notice if one of them becomes aware of any infringement by a third party of any Patent. Upon notice of any such infringement, the parties shall promptly consult with one another with a view toward reaching agreement on a course of action to be pursued.

      8.2   ABBOTT'S RIGHT TO BRING INFRINGEMENT ACTION:

            (a) ABBOTT ELECTION: If a third party infringes any patent included in the Patents in the Territory, Abbott shall have the first right but not the obligation to institute and prosecute an action or proceeding to abate such infringement and to resolve such matter by settlement or otherwise.

                  (i) Abbott shall notify ABS of its intention to bring an action or proceeding prior to filing the same and in sufficient time to allow ABS the opportunity to discuss with Abbott the choice of counsel for such matter. Abbott shall keep ABS timely informed of material developments in the prosecution or settlement of such action or proceeding. Abbott shall be responsible for all costs and expenses of any action or proceeding against infringers which Abbott initiates, provided, that, Abbott may decrease the amount of royalties due under Section 3.4 by up to fifty percent (50%) effective as of the date of filing an action against third party infringers to reimburse Abbott for legal expenses and fees of the action. Notwithstanding the foregoing, Abbott shall withhold only that portion of such royalties as may reasonably be necessary to reimburse amounts incurred in the prosecution of such action in accordance with the terms of this paragraph. ABS shall cooperate fully at its expense by joining as a party plaintiff if required to do so by law to maintain such action or proceeding and by executing and making available such documents as Abbott may reasonably request. ABS may be represented by counsel in any such legal proceedings, at ABS's own expense, subject to reimbursement under subparagraph (b) below, acting in an advisory but not controlling capacity. The prosecution, settlement, including the granting of one or more sublicenses, or abandonment of any infringement action or proceeding brought by Abbott shall be at Abbott's reasonable discretion provided that Abbott shall not otherwise have any right to surrender, limit or adversely affect any of ABS's rights to the Patents.

                  (ii) If Abbott elects not to exercise such first right, ABS shall have the right, at its discretion, to institute and prosecute an action or proceeding to abate such infringement and to resolve such matter by settlement or otherwise. Abbott shall cooperate fully by joining as a party plaintiff if required to do so by law to maintain such action and by executing and making available such documents as ABS may reasonably request. In such case, ABS shall promptly reimburse Abbott for its out-of-pocket fees and expenses incurred in joining the action at ABS's request. Abbott may be represented by counsel in any such action at its own expense, provided, if the amounts recovered by ABS exceed its reasonable third party out-of-pocket fees and expenses, ABS agrees to pay Abbott for its out-of-pocket fees and expenses incurred as a result of electing to join the action.

            (b) USE OF PROCEEDS: Except as provided herein, all amounts of every kind and nature recovered from an action or proceeding of infringement by Abbott shall belong to Abbott. If the amount recovered by Abbott exceeds Abbott's reasonable out-of-pocket fees and expenses of the action, the excess shall first be applied to reimburse ABS for withheld royalties and second to reimburse ABS for out-of-pocket fees and expenses ABS incurred in joining the action at Abbott's request. The balance of the amounts recovered by Abbott shall be considered Net Sales under this Agreement and subject to royalty payments under
                  Section 3.4.

      9.    INFRINGEMENT OF THIRD PARTY RIGHTS

      9.1 ABBOTT DEFENSE OF SUIT: If ABS, its Affiliates, Abbott, its Affiliates, sublicensees, distributors or other customers are sued or threatened with suit in the Territory by a third party alleging infringement in one or more countries of the Territory of patents or other intellectual property rights that are alleged to cover the manufacture, use sale, import, export or distribution of one or more Products, Abbott or ABS, whichever is relevant, will promptly notify the other in writing and provide a copy of the lawsuit or claim. Abbott may elect to control the defense in any such claim or suit and withhold up to fifty percent (50%) of the royalties payable under Section 3.4 related to the Product(s) affected. Abbott shall use such withheld royalties to reimburse the legal defense costs, fees and liability incurred in such infringement suit. Notwithstanding the foregoing, Abbott shall withhold only that portion of such royalties as may reasonably be necessary to reimburse amounts incurred in the defense of such action in accordance with the terms of this paragraph. If Abbott is required to pay a royalty or other amount to a third party for the manufacture, use, sale, import, export or distribution of one or more Products in the Territory as a result of a final judgment or settlement, such amounts may be deducted by Abbott from the royalties payable under Section 3.4. ABS shall cooperate with Abbott in the defense of any such action at ABS's expense. Abbott shall have the sole right to settle any such suit, including the right to grant one or more sublicenses, provided that Abbott shall not otherwise have the right to surrender, limit or adversely affect any rights to the Patents. If the royalties deducted by Abbott are sufficient to pay the costs and fees for the defense of the claim or suit, including any appeals, the excess shall be paid to ABS with the next reporting period for royalties under Section 3.4(b). If the royalties deducted by Abbott are insufficient to pay the costs and fees for the defense of the claim or suit, including any appeals, Abbott may continue to deduct the amount of the insufficiency against future royalties until the costs and fees are fully paid.

      9.2 INDEMNIFICATION BY ABS: ABS shall indemnify, defend and hold harmless Abbott, its Affiliates, sublicensees, distributors and customers of the foregoing and their directors, officers, employees and agents from and against any and all third party claims, demands, losses, settlement amounts, damages, penalties, costs and expenses (including fees and costs of attorneys and witnesses) of any kind or nature, arising from the alleged infringement by Abbott of (i) patent rights that dominate a claim of the Patent or (ii) patents or other intellectual property rights that cover the manufacture, use, sale, import, export or distribution of one or more Products, but only as to the Compound and not to any other aspect of Product such as delivery vehicle, stabilizing agents or formulation and further provided, that ABS's liability under this indemnity shall not exceed the total monies paid to ABS under this Agreement (including Abbott's equity investment in ABS under Section 3.2 hereof). ABS shall have no obligation to Abbott or its Affiliates, sublicensees, distributors and other customers with respect to claims, demands, losses, settlement amounts, damages, penalties, costs and expenses (including fees and costs of attorneys and witnesses) of any kind or nature, arising out of the intentional or negligent acts of Abbott or its Affiliates, sublicensees and distributors or the directors, officers, employees and agents of any of them. If a claim is made or a suit is brought against Abbott, its Affiliates, sublicensees, distributors or other customers, Abbott will promptly notify ABS in writing and provide a copy of the lawsuit or claim. ABS and Abbott shall promptly meet to discuss the handling of the claim or suit. In the event Abbott elects not to defend any such claim or suit, ABS shall defend the same in accordance with its indemnification obligation contained herein. If Abbott defends the claim or suit, Abbott shall be entitled to withhold that portion of royalties payable under Section 3.4 with respect to the Product(s) that are the subject of the claim or suit as may reasonably be necessary to reimburse amounts incurred by Abbott in the defense of such claim or suit. If ABS defends the claim or suit, Abbott shall continue to pay royalties for such Product(s) while defense of the claim or suit is ongoing. The non-defending party agrees to cooperate with the party defending the claim or suit at the non-defending party's expense. Upon final resolution of the claim or suit, including any appeals, if Abbott defended the claim or suit, Abbott shall resume paying ABS any royalties payable hereunder, provided that, if Abbott, as a result of the settlement or final outcome of the claim or suit, becomes obligated to pay royalties to a third party in order to manufacture, use, sell, import, export or distribute the Products that were the subject of the claim or suit, one hundred percent (100%) of such royalties shall be creditable against royalties payable by Abbott under Section 3.4. In no event shall Abbott be liable for the payment of royalties previously deducted by Abbott for the defense of the claim or suit except as to any costs which shall have been reimbursed in connection with the defense of the claim. If the royalties deducted by Abbott were insufficient to pay the costs and fees for the defense of the claim or suit, including any appeals, Abbott may continue to deduct the amount of the insufficiency against future royalties until the costs and fees are fully paid.

      9.3 ABBOTT ENJOINED: If Abbott is enjoined or otherwise prohibited from making, having made, importing, exporting, using or selling any Product as a result of alleged infringement of a third party patent in any country of the Territory, then (i) the royalties for such Product otherwise due and payable under Section 3.4 shall not be due and payable and Abbott shall not be liable to ABS for such royalties for the period of time the injunction is in effect, including any time the injunction may be stayed pending the outcome of any appeals; and (ii) Abbott shall have the right to delete such country from the Territory on ten (10) days prior written notice given any time while the injunction is in effect, including any time the injunction may be stayed pending the outcome of any appeals.

      10.   PATENT PROSECUTION AND MAINTENANCE; PATENT COSTS.

      10.1 DISCLOSURE OF PATENTS/APPLICATIONS TO ABBOTT: Within ten (10) days following the Effective Date, ABS shall disclose to Abbott the complete text (a) of all patent applications included in the Patents filed anywhere in the Territory; and (b) of all patents included in the Patents as well as all information in ABS's, its Affiliates and its patent counsel's possession concerning the institution or possible institution of any interference, opposition, re-examination, reissue, revocation, nullification or any official proceeding involving an issued patent included in the Patents anywhere in the Territory.

      10.2 PROSECUTION AND MAINTENANCE: Beginning with the Effective Date, Abbott shall be solely responsible for the preparation, filing, prosecution and maintenance of the Patents in ABS's name including oppositions and interferences. Abbott shall pay 100% of the external Patent costs incurred on and after the Effective Date but shall have the right to apply such external Patent costs as a credit against future payments due under Sections 3.3 and 3.4 up to $100,000. ABS shall cooperate and shall use reasonable efforts to cause its Affiliates, employees and agents to cooperate with Abbott in the preparation, filing, prosecution and maintenance of the Patents by disclosing such information as may be necessary for the same and by promptly executing such documents as Abbott may reasonably request in connection therewith. Within 60 days after the Effective Date, Abbott shall cause its patent counsel to provide ABS with a list of the countries in which it intends to file applications other than those listed in Exhibit A. Such list shall be provided to ABS at least sixty (60) days prior to the expiration of the relevant priority date to allow ABS time to suggest that additional countries be added to the list. Abbott shall file applications in the additional countries requested by ABS unless it otherwise notifies ABS in writing in sufficient time to allow ABS an opportunity to file prior to the relevant priority date. If ABS so elects to file in any such countries, such patents shall not be included in the definition of Patents. ABS shall bear its own costs in connection with its cooperation with Abbott under this Article. Abbott will provide ABS copies of all material documents received or prepared by Abbott in the prosecution and maintenance of the Patents. Abbott shall provide copies in a timely manner to allow ABS an opportunity to review and comment on Abbott's proposed patent strategy.

      10.3 ABS'S RIGHTS TO PROSECUTE AND MAINTAIN PATENTS: Abbott shall notify ABS in writing of any country(ies) where it either previously declared its intention to file under Section 10.2 above and subsequently decided not to file in such country(ies) or previously filed and decided to abandon the patent application or issued patent. Such notice shall be given so as to allow ABS a reasonable time within which to file in countries where Abbott does not now intend to file or take over the maintenance or prosecution of the relevant application or patent Abbott intends to abandon. Such patents shall not be included in the definition of Patents.

      10.4 COVENANT RE: PATENTS LICENSED FROM THIRD PARTIES. ABS shall maintain in good standing all Patents licensed by ABS from third parties and shall, during the Term, provide Abbott with any and all default notices or other correspondence of a material nature received by ABS from the third party licensor(s) of such Patents. Within two (2) weeks following the Effective Date, ABS shall provide Abbott with an agreement from all licensors of Patents to provide written notice to Abbott of any alleged defaults under their applicable license agreements with ABS, providing Abbott with the right to cure such default within an acceptable time period. In the event Abbott is required to expend money to cure any such default by ABS, Abbott shall be entitled to deduct all such amounts paid to the third party licensor from payments due under
Article 3 hereof.

      11. TRADEMARK. Abbott may select any Trademark or Trademarks for the Product in the Territory. All costs related to the selection and maintenance of the Trademark(s) shall be borne by Abbott. The Trademark(s) shall be owned by Abbott, and ABS shall have no claims or rights in or to the Trademark(s).

      12. IMPROVEMENTS. All Improvements made solely by Abbott and/or its Affiliates hereunder shall be the sole and exclusive property of Abbott. All Improvements made solely by ABS and/or its Affiliates shall become part of ABS's Technology, licensed exclusively to Abbott with all of the rights set forth in
Section 2.1 hereof. All Improvements made jointly by Abbott and ABS (or by their Affiliates) hereunder shall be the sole and exclusive property of Abbott.

      13.   MISCELLANEOUS.

      13.1 FORCE MAJEURE: If the performance by either party of any of its obligations under this Agreement shall be prevented by circumstances beyond its reasonable control which could not have been avoided by the exercise of reasonable diligence, then such party shall be excused from the performance of that obligation for the duration of the event. The affected party shall promptly notify the other party in writing should such circumstances arise, give an indication of the likely extent and duration thereof, and shall use all commercially reasonable efforts to resume performance of its obligations as soon as practicable.

      13.2 NOTICES: Any notice required to be given or made under this Agreement by one of the parties hereto to the other shall be in writing, by personal delivery, registered U.S. mail or overnight courier, addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon the date of receipt.

      If to ABS:        American Biogenetic Sciences, Inc.
                        1375 Akron Street, Copiague
                        Copiague, NY 11726
                        Attn: Chairman

      With a copy to:   Brown, Rudnick, Freed & Gesmer
                        One Financial Square
                        Boston, MA  02111
                        Attn:  Mark A. Hofer, Esq.

      If to Abbott:     Abbott Laboratories
                        100 Abbott Park Road
                        Dept. 309; Bldg. AP30
                        Abbott Park, IL 60064-3537
                        Attn: Senior Vice President,
                              Pharmaceutical Operations

      With a copy to:   Abbott Laboratories
                        100 Abbott Park Road
                        Dept. 364; Bldg. AP6D
                        Abbott Park, IL 60064-6032
                        Attn: Senior Vice President,
                              General Counsel and Secretary

      13.3 APPLICABLE LAW/COMPLIANCE: This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding its conflict of laws provision. Each party hereto shall comply with all applicable laws, rules, ordinances, guidelines, consent decrees and regulations of any federal, state or other governmental authority.

      13.4 ENTIRE AGREEMENT: Except for the Stock Purchase Agreement and the Registration Rights Agreement entered into between the parties of even date herewith, this Agreement and the attachments contain the entire understanding of the parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both parties hereto.

      13.5 COUNTERPARTS: This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      13.6 SEVERABILITY: If any provision of this Agreement is deemed unenforceable, the remainder of the Agreement will not be affected and, if appropriate, the parties will attempt to replace the unenforceable provision with a new provision that, to the extent possible, reflects the parties' original intent.

      13.7 ASSIGNMENT: Neither party may without written approval of the other:

            (a) assign this Agreement or transfer its interest or any part thereof under this Agreement to any third party except that
                  (i) either party may assign this Agreement to a third party that acquires all or substantially all of the business to which this Agreement pertains, or, (ii) in the case of Abbott, Abbott may assign this Agreement in whole or part to any Affiliate or sublicensee of Abbott, and Abbott hereby guarantees the performance by such Affiliates and sublicensees.

            (b) designate or cause any third party to perform all or part of its activities hereunder, or to have the benefit of all or part of its non-monetary rights hereunder.

      13.8 MISCELLANEOUS: The parties hereto shall attempt to settle any dispute arising out of or relating to this Agreement in an amicable way. Any controversy, claim or right of termination for cause which may arise under, out of, in connection with, or relating to this Agreement, or any breach thereof, shall be settled according to the Alternative Dispute Resolution provisions attached hereto as Exhibit C.

      13.9 INDEPENDENT CONTRACTOR: It is understood that both parties hereto are independent contractors and engage in the operation of their own respective businesses and neither party hereto is to be considered the agent of the other party for any purpose whatsoever and neither party has any authority to enter into any contract or assume any obligation for the other party or to make any warranty or representation on behalf of the other party. Each party shall be fully responsible for its own employees, servants and agents, and the employees, servants and agents of one party shall not be deemed to be employees, servants and agents of the other party for any purpose whatsoever.

      13.10 NO IMPLIED OBLIGATIONS OF ABBOTT: Abbott's sole obligation to exploit the Patents is as set forth in Article 4 and Section 7.5. Nothing in this Agreement shall be deemed to require Abbott to otherwise exploit the Patents or prevent Abbott from commercializing products similar to or competitive with a Product.

      13.11 PUBLICITY: Except as otherwise required by law or regulation, neither party nor their Affiliates shall make any public announcement concerning this Agreement nor the subject matter thereof without the prior written consent of the other party. If either party (or such party's Affiliate) determines that a public announcement is required by law or regulation, such party shall submit a copy of the proposed announcement to the other party for review. The other party shall have three (3) days (or 24 hours if urgent) to review such announcement and provide comments and suggestions. The party issuing such announcement, subject to legal requirements, shall use all reasonable efforts to accommodate the other party's comments and suggestions. Both parties agree that the names of the other party, its officers, employees and agents will not be used for purposes of any public commercial activity without their prior written consent.


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

ABBOTT LABORATORIES                 AMERICAN BIOGENETIC
                                          SCIENCES, INC.


By: ____________________________    By: _________________________________

Print Name:  Arthur J. Higgins             Print Name:  Alfred J. Roach

Its:  Senior Vice President,               Its:  Chairman
        Pharmaceutical Operations

                                    EXHIBIT A

                         Patents and Patent Applications

                                     (***)


ISSUED PATENTS:

         A.       (***)


PATENT APPLICATIONS:

         B.       (***)


-----------
     ***Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

         C.       (***)



         D.       (***)



         E.       (***)



         F.       (***)


                                Page 1 of 2


-----------
     ***Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                    EXHIBIT B

                                 Delivery Dates


      Material                                        Delivery Date

(***) grams of ABS-103 (***)                (***)

                                                (***)

(***) grams of ABS-103 (***)                    (***)

                                                (***)

(***) grams of ABS-103 (***)                    (***)

A (***) sample of each lot(s) of any material sent to (***) shall be sent in advance to Abbott for confirmation of analysis. If multiple lots are involved, they shall be split evenly for shipment to Abbott & to (***) so that each of these parties is working with the same material. All shipments shall be accompanied by certificates of analysis.


-----------
     ***Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                    EXHIBIT C

                         ALTERNATIVE DISPUTE RESOLUTION

      The parties recognize that a bona fide dispute as to certain matters may arise from time to time during the term of this Agreement which relates to either party's rights and/or obligations. To have such a dispute resolved by this Alternative Dispute Resolution (ADR) provision, a party must send written notice of the dispute to the other party for attempted resolution by good faith negotiations between their respective presidents (or their equivalents) of the affected subsidiaries, divisions, or business units within twenty-eight (28) days after such notice is received (all references to "days" in this ADR provision are to calendar days). If the matter has not been resolved within twenty-eight (28) days of the notice of the dispute, or if the parties fail to meet within such twenty-eight (28) days, either party may initiate an ADR proceeding as provided herein. The parties shall have the right to be represented by counsel in such a proceeding.

      1. To begin an ADR proceeding, a party shall provide written notice to the other party of the issues to be resolved by ADR. Within fourteen (14) days after receipt of such notice, the other party may, by written notice to the party initiating the ADR, add additional issues to be resolved within the same ADR.

      2. Within twenty-one (21) days following receipt of the original ADR notice, the parties shall select a mutually acceptable neutral to preside in the resolution of any disputes in this ADR proceeding. If the parties are unable to agree on a mutually acceptable neutral within such period, either party may request the President of the CPR Institute for Dispute Resolution (CPR), 366 Madison Avenue, 14th Floor, New York, New York 10017, to select a neutral pursuant to the following procedures:

            (a) The CPR shall submit to the parties a list of not less than five
(5) candidates within fourteen (14) days after receipt of the request, along with a Curriculum Vitae for each candidate. No candidate shall be an employee, director, or shareholder of either party or any of their subsidiaries or Affiliates.

            (b) Such list shall include a statement of disclosure by each candidate of any circumstance likely to affect his or her impartiality.

            (c) Each party shall number the candidates in order of preference (with the number one (1) signifying the greatest preference) and shall deliver the list to the CPR within seven (7) days following receipt of the list of candidates. If a party believes a conflict of interest exists regarding any of the candidates, the party shall provide a written explanation of the conflict to the CPR along with its list showing its order of preference for the candidates. Any party failing to return a list of preferences on time shall be deemed to have no order of preference.

            (d) If the parties collectively have identified fewer than three (3) candidates deemed to have conflicts, the CPR shall designate as neutral the candidate for whom the parties collectively have indicated the greatest preference. If a tie shall result between two candidates, the CPR may designate either candidate. If the parties collectively have identified three (3) or more candidates deemed to have conflicts, the CPR shall review the explanations regarding conflicts, and, in its sole discretion, may either (i) immediately designate as the neutral the candidate for whom the parties collectively have indicated the greatest preference, or (ii) issue a new list of not less than five (5) candidates, in which case the procedures set forth in subparagraphs 2(a) 2(d) shall be repeated.

      3. No earlier than twenty-eight (28) days or later than fifty-six (56) days after the selection, the neutral shall hold a hearing to resolve each of the issues identified by the parties. The ADR proceeding shall take place at a location agreed upon by the parties. If the parties cannot agree, the neutral shall designate a location other than the principle place of business of either party or any of their subsidiaries or Affiliates.

      4. At least seven (7) days prior to the hearing, each party shall submit the following to the other party and the neutral:

            (a) a copy of all exhibits on which such party intends to rely in any oral or written presentation to the neutral;

            (b) a list of any witnesses such party intends to call at the hearing, and a short summary of the anticipated testimony of each witness;

            (c) a proposed ruling on each issue to be resolved, together with a request for a specific damage award or other remedy for each issue. The proposed rulings and remedies shall not contain any recitation of the facts or any legal arguments and shall not exceed one (1) page per issue.

            (d) a brief in support of each party's proposed rulings and remedies provided that the brief shall not exceed twenty (20) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

      Except as expressly set forth in subparagraphs 4(a) 4(d), no discovery shall be required or permitted by any means, including depositions, interrogatories, requests for admissions, or production of documents.

      5. The hearing shall be conducted on two (2) consecutive days and shall be governed by the following rules:

            (a) Each party shall be entitled to five (5) hours of hearing time to present its case. The neutral shall determine whether each party has had the five (5) hours to which it is entitled.

            (b) Each party shall be entitled, but not required, to make an opening statement, to present regular and rebuttal testimony, documents or other evidence, to cross examine witnesses, and to make a closing argument. Cross examination of witnesses shall occur immediately after their direct testimony, and cross examination shall be charged against the party conducting the cross examination.

            (c) The party initiating the ADR shall begin the hearing and, if it chooses to make an opening statement, shall address not only issues it raised but also any issues raised by the responding party. The responding party, if it chooses to make an opening statement, also shall address all issues raised in the ADR. Thereafter, the presentation of regular and rebuttal testimony and documents, other evidence, and closing arguments shall proceed in the same sequence.

            (d) Except when testifying, witnesses shall be excluded from the hearing until closing arguments.

            (e) Settlement negotiations, including any statements made therein, shall not be admissible under any circumstances. Affidavits prepared for purposes of the ADR hearing also shall not be admissible. As to all other matters, the neutral shall have sole discretion regarding the admissibility of any evidence.

      6. Within seven (7) days following completion of the hearing, each party may submit to the other party and the neutral a posthearing brief in support of its proposed rulings and remedies, provided that such brief shall not contain or discuss any new evidence and shall not exceed ten (10) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

      7. The neutral shall rule on each disputed issue within fourteen (14) days following completion of the hearing. Such ruling shall adopt in its entirety the proposed ruling and remedy of one of the parties on each disputed issue but may adopt one parties proposed rulings and remedies on some issues and the other party's proposed rulings and remedies on other issues. The neutral shall not issue any written opinion or otherwise explain the basis of the ruling.

      8. The neutral shall be paid a reasonable fee plus expenses. These fees and expenses, along with the reasonable legal fees and expenses of the prevailing party (including all expert witness fees and expenses), the fees and expenses of a court recorder, and any expenses for a hearing room, shall be paid as follows:

            (a) If the neutral rules in favor of one party on all disputed issues in the ADR, the losing party shall pay 100% of such fees and expenses.

            (b) If the neutral rules in favor of one party on some issues, and the other party on other issues, the neutral shall issue with the rulings a written determination as to how such fees and expenses shall be allocated between the parties. The neutral shall allocate the fees and expenses in a way that bears a reasonable relationship to the outcome of the ADR, with the party prevailing on more issues, or on issues of greater value or gravity, recovering a relatively larger share of its legal fees and expenses.

      9. The rulings of the neutral and the allocation of fees and expenses shall be binding, non-reviewable, and non-appealable, and may be entered as a final judgment in any court having jurisdiction.

      10. Except as provided in paragraph 9 and except as to such disclosure which is required by applicable law or regulation, the existence of the dispute, any settlement negotiations, the ADR hearing, any submissions (including exhibits, testimony, proposed rulings, and briefs), and the rulings shall be deemed Confidential Information. The neutral shall have the authority to impose sanctions for unauthorized disclosure of Confidential Information.

                                   EXHIBIT D
                            (Filed as Exhibit 99.1)

                                   EXHIBIT E
                             (Filed as Exhibit 4.1)

                                   EXHIBIT F

                                    PAYMENTS

MILESTONE PAYMENTS

     3.3 Abbott shall make the following milestone payments to ABS within thirty
(30) days after the occurrence of the corresponding named events:

          (a)  FIRST MILESTONE PAYMENT: (***).

          (b)  SECOND MILESTONE PAYMENT: (***).

          (c)  THIRD MILESTONE PAYMENTS: (***).

          (d)  FOURTH MILESTONE PAYMENTS: (***).

Royalty Payments

          (a) ROYALTY RATE AND ROYALTY PERIOD: Beginning with the First Commercial Sale, Abbott will pay a royalty in accordance with the following schedule:

               ANNUAL NET SALES                        ROYALTY
               ----------------                        -------
               (***)                                   (***)

               (***)







     ***Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.